UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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FIRST WAVE BIOPHARMA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 9, 2023, First Wave BioPharma, Inc. issued the following press release:

FIRST WAVE BIOPHARMA ANNOUNCES ADJOURNMENT OF SPECIAL MEETING

BOCA RATON, FL., January 9, 2023 (GLOBE NEWSWIRE) – First Wave BioPharma, Inc., (NASDAQ:FWBI), (“First Wave BioPharma” or the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today announced that it has adjourned its Special Meeting of Stockholders (the “Special Meeting”) in order to provide stockholders additional time within which to vote on all proposals.

At this time, there is not present, by remote communication or by proxy, a sufficient number of shares of the Company’s common stock to constitute a quorum. The Company’s Board of Directors continues to believe that all of the proposals contained in the proxy statement are advisable and in the best interests of the Company’s stockholders to consider and act upon. Therefore, the Company adjourned the Special Meeting.

The adjourned meeting will be held at 9:00 a.m. EST on January 13, 2023 at the following url: www.virtualshareholdermeeting.com/FWBI2023SM. The record date for the Special Meeting is December 8, 2022.

Special Meeting of Stockholders of First Wave BioPharma, Inc.

The adjourned meeting will be held at 9:00 a.m. EST on January 13, 2023 virtually atwww.virtualshareholdermeeting.com/FWBI2023SM. The Board of Directors unanimously recommends that stockholders vote FOR all proposals on the agenda.

Stockholders may cast their vote live with a proxy specialist by calling toll free at 1-866-407-1875 between the hours of 9:00 a.m. and 10:00 p.m. EST, Monday through Friday.

About First Wave BioPharma, Inc.

First Wave BioPharma is a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company is currently advancing a therapeutic development pipeline with multiple clinical stage programs built around its two proprietary technologies – the biologic adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients, and niclosamide, an oral small molecule with anti-inflammatory properties. First Wave is advancing two Phase 2 clinical programs built around adrulipase for the treatment of exocrine pancreatic insufficiency (FW-EPI) in patients with cystic fibrosis (CF) and chronic pancreatitis (CP). In developing adrulipase, First Wave is seeking to provide CF and CP patients with a safe and effective therapy to control EPI that is non-animal derived and offers the potential to dramatically reduce their daily pill burden. The company is also advancing multiple programs involving niclosamide, including FW-UP for ulcerative proctitis and ulcerative proctosigmoiditis, FW-UC for ulcerative colitis, and FW-CD for Crohn’s disease. First Wave BioPharma is headquartered in Boca Raton, Florida. For more information visit www.firstwavebio.com.

For more information:

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, FL 33431

Phone: (561) 589-7020

info@firstwavebio.com

Media contact:

Tiberend Strategic Advisors, Inc.

David Schemelia

(609) 468-9325

dschemelia@tiberend.com